Visa Reports Fiscal Second Quarter 2024 Results
San Francisco, CA, April 23, 2024 – Visa (NYSE: V)
•GAAP net income of $4.7B or $2.29 per share and non-GAAP net income of $5.1B or $2.51 per share
•Net revenue of $8.8B, an increase of 10% on a nominal and constant-dollar basis
•Growth in payments volume, processed transactions and cross-border volume remained relatively stable
•Share repurchases and dividends of $3.8B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q2 2024		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$8.8	10%
GAAP Net Income	$4.7	10%

"Visa delivered strong results in the second quarter, with net revenue up 10%, GAAP EPS up 12%, and non-GAAP EPS up 20%. Overall payments volume grew 8% and cross-border volume grew 16%, driven by stable consumer spending. As we head into the second half of the year and beyond, we remain focused on the trillions of dollars of opportunity in consumer payments and new flows and on continuing to deepen our partnerships with clients around the world by adding value across our network of networks."

GAAP Earnings Per Share	$2.29	12%
Non-GAAP Net Income(1)	$5.1	17%
Non-GAAP Earnings Per Share(1)	$2.51	20%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q2 2024
Payments Volume	8%
Cross-Border Volume Excluding Intra-Europe(2)	16%
Cross-Border Volume Total	16%
Processed Transactions	11%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Second Quarter 2024 — Financial Highlights

GAAP net income in the fiscal second quarter was $4.7 billion or $2.29 per share, an increase of 10% and 12%, respectively, over prior year’s results. Current year’s results included special items of $424 million for the litigation provision associated with the injunctive relief class of the interchange multidistrict litigation case and other legal matters, and $57 million for lease consolidation costs. Current year's results also included $30 million of net losses from equity investments and $69 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included $90 million of net losses from equity investments and $68 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.1 billion or $2.51 per share, increases of 17% and 20%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 13% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 21% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal second quarter was $8.8 billion, an increase of 10%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 10% on a constant-dollar basis.

Payments volume for the three months ended December 31, 2023, on which fiscal second quarter service revenue is recognized, increased 8% over the prior year on a constant-dollar basis.

Payments volume for the three months ended March 31, 2024 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 16% on a constant-dollar basis for the three months ended March 31, 2024. Total cross-border volume on a constant-dollar basis increased 16% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2024, were 55.5 billion, an 11% increase over the prior year.

Fiscal second quarter service revenue was $4.0 billion, an increase of 7% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 12% over the prior year to $4.3 billion. International transaction revenue grew 9% over the prior year to $3.0 billion. Other revenue of $756 million rose 37% over the prior year. Client incentives were $3.3 billion, up 12% over the prior year.

GAAP operating expenses were $3.4 billion for the fiscal second quarter, a 29% increase over the prior year's results, primarily driven by increases in the litigation provision and general and administrative expenses. GAAP operating expenses included the special items in the current year as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 11% over the prior year, primarily driven by increases in general and administrative and personnel expenses.

GAAP non-operating income was $159 million for the fiscal second quarter, including $30 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $189 million.

GAAP effective income tax rate was 15.4% for the quarter ended March 31, 2024. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 16.0% for the quarter ended March 31, 2024. GAAP and non-GAAP tax rates had a tax benefit related to the resolution of some non U.S. tax matters.

Cash, cash equivalents and investment securities were $20.8 billion at March 31, 2024.

The weighted-average number of diluted shares of class A common stock outstanding was 2.04 billion for the quarter ended March 31, 2024.

2

Other Notable Items

On January 16, 2024, Visa announced it completed its acquisition of Pismo, a global cloud-native issuer processing and core banking platform. With the transaction complete, the combination of Visa and Pismo will provide clients with core banking and card-issuer processing capabilities across all product types via cloud-native APIs. Pismo’s platform will also enable Visa to provide support and connectivity for emerging payment schemes and RTP networks for financial institution clients.

On March 26, 2024, Visa announced it agreed to a landmark settlement with U.S. merchants, more than 90 percent of which are small businesses, lowering credit interchange rates and capping those rates into 2030. The interchange multidistrict litigation injunctive relief class settlement also provides updates to several key network rules, giving merchants more choice in how they accept digital payments. The attorneys' fees and other expenses provided for in the settlement will be paid from existing funds in the litigation escrow account and therefore will not result in a class B-1 conversion rate adjustment. The settlement is subject to approval by the court.

On April 8, 2024, Visa announced the commencement of an exchange offer for any and all outstanding shares of its class B-1 common stock for a combination of Visa’s class B-2 common stock, Visa’s class C common stock and, where applicable, cash in lieu of fractional shares. The class B-1 exchange offer will expire at one minute after 11:59 p.m. New York City time on May 3, 2024, unless extended or earlier terminated by Visa.

During the three months ended March 31, 2024, Visa repurchased 9.7 million shares of class A common stock at an average cost of $280.80 per share for $2.7 billion. The Company had $23.6 billion of remaining authorized funds for share repurchases as of March 31, 2024.

On April 23, 2024, the board of directors declared a quarterly cash dividend of $0.520 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on June 3, 2024, to all holders of record as of May 17, 2024.

Financial Outlook

The earnings presentation contains the financial outlook for fiscal third quarter and fiscal full-year 2024. The presentation and other related materials are available on Visa’s Investor Relations website at investor.visa.com.

Fiscal Second Quarter 2024 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

3

Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, financial outlook, and the completion of the class B-1 exchange offer. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•impact of laws and regulations regarding the handling of personal data and information;
•outcome of tax, litigation and governmental investigation matters, or changes in tax laws;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•impact of global economic, political, market, health and social events or conditions, including conflicts and wars;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to loss or illiquidity due to settlement guarantees;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments;
•the conversions of our class C common stock issued in the class B-1 exchange offer or our outstanding series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could impact the market price of, our existing class A common stock; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2023, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

4

Fiscal Second Quarter 2024 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended March 31, 2024	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,033	7%
Data processing revenue	4,259	12%
International transaction revenue	2,984	9%
Other revenue	756	37%
Client incentives	(3,257)	12%
Net revenue	$8,775	10%

Total operating expenses	$3,421	29%
Non-operating income (expense)	159	(375%)
Effective income tax rate	15.4%	(4 ppt)
Net income	$4,663	10%

Earnings per share	$2.29	12%

Non-GAAP(1)
Total operating expenses	$2,871	11%
Non-operating income (expense)	189	493%
Effective income tax rate	16.0%	(3 ppt)
Net income	$5,117	17%

Earnings per share	$2.51	20%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	8%	7%
Cross-border volume excluding intra-Europe(2)	16%	16%
Cross-border volume total	16%	17%
Processed transactions	11%	11%

(2) Cross-border volume excluding transactions within Europe.

5

Visa Consolidated Balance Sheets (unaudited)

	March 31, 2024	September 30, 2023
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,993	$16,286
Restricted cash equivalents—U.S. litigation escrow	1,584	1,764
Investment securities	4,710	3,842
Settlement receivable	3,558	2,183
Accounts receivable	2,272	2,291
Customer collateral	3,367	3,005
Current portion of client incentives	1,740	1,577
Prepaid expenses and other current assets	2,551	2,584
Total current assets	32,775	33,532
Investment securities	3,092	1,921
Client incentives	3,998	3,789
Property, equipment and technology, net	3,630	3,425
Goodwill	18,837	17,997
Intangible assets, net	26,375	26,104
Other assets	3,692	3,731
Total assets	$92,399	$90,499
Liabilities
Accounts payable	$338	$375
Settlement payable	4,485	3,269
Customer collateral	3,367	3,005
Accrued compensation and benefits	1,065	1,506
Client incentives	7,949	8,177
Accrued liabilities	4,386	5,015
Accrued litigation	1,853	1,751
Total current liabilities	23,443	23,098
Long-term debt	20,603	20,463
Deferred tax liabilities	5,145	5,114
Other liabilities	2,723	3,091
Total liabilities	51,914	51,766
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of March 31, 2024 and September 30, 2023	1,602	1,698
Common stock, $0.0001 par value:
Class A common stock, 1,574 and 1,594 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	—	—
Class B-1 common stock, 245 shares issued and outstanding as of March 31, 2024 and September 30, 2023	—	—
Class C common stock, 9 and 10 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	—	—
Right to recover for covered losses	(175)	(140)
Additional paid-in capital	20,709	20,452
Accumulated income	19,347	18,040
Accumulated other comprehensive income (loss):
Investment securities	(25)	(64)
Defined benefit pension and other postretirement plans	(145)	(155)
Derivative instruments	(162)	(177)
Foreign currency translation adjustments	(666)	(921)
Total accumulated other comprehensive income (loss)	(998)	(1,317)

Total equity	40,485	38,733

Total liabilities and equity	$92,399	$90,499

6

Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
	(in millions, except per share data)
Net revenue	$8,775	$7,985	$17,409	$15,921

Operating Expenses
Personnel	1,603	1,515	3,082	2,852
Marketing	338	309	631	641
Network and processing	189	179	370	357
Professional fees	160	130	291	239
Depreciation and amortization	249	234	496	461
General and administrative	452	282	792	604
Litigation provision	430	—	439	341
Total operating expenses	3,421	2,649	6,101	5,495

Operating income	5,354	5,336	11,308	10,426

Non-operating Income (Expense)
Interest expense	(82)	(142)	(269)	(279)
Investment income (expense) and other	241	84	516	108
Total non-operating income (expense)	159	(58)	247	(171)

Income before income taxes	5,513	5,278	11,555	10,255
Income tax provision	850	1,021	2,002	1,819
Net income	$4,663	$4,257	$9,553	$8,436

Basic Earnings Per Share
Class A common stock	$2.29	$2.04	$4.68	$4.03
Class B-1 common stock	$3.63	$3.26	$7.44	$6.45
Class C common stock	$9.16	$8.15	$18.73	$16.10

Basic Weighted-average Shares Outstanding
Class A common stock	1,579	1,624	1,582	1,627
Class B-1 common stock	245	245	245	245
Class C common stock	9	10	9	10

Diluted Earnings Per Share
Class A common stock	$2.29	$2.03	$4.68	$4.02
Class B-1 common stock	$3.63	$3.25	$7.43	$6.44
Class C common stock	$9.15	$8.14	$18.71	$16.09

Diluted Weighted-average Shares Outstanding
Class A common stock	2,039	2,093	2,042	2,098
Class B-1 common stock	245	245	245	245
Class C common stock	9	10	9	10

7

Visa Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended March 31,
	2024	2023
	(in millions)
Operating Activities
Net income	$9,553	$8,436
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	6,605	5,691
Share-based compensation	451	400
Depreciation and amortization	496	461
Deferred income taxes	(68)	(154)
VE territory covered losses incurred	(60)	(15)
(Gains) losses on equity investments, net	26	196
Other	58	(22)
Change in operating assets and liabilities:
Settlement receivable	(1,335)	147
Accounts receivable	34	(67)
Client incentives	(7,088)	(5,521)
Other assets	(258)	(77)
Accounts payable	(25)	(48)
Settlement payable	1,143	(493)
Accrued and other liabilities	(1,479)	(1,047)
Accrued litigation	99	144
Net cash provided by (used in) operating activities	8,152	8,031

Investing Activities
Purchases of property, equipment and technology	(548)	(459)
Investment securities:
Purchases	(3,686)	(2,487)
Proceeds from maturities and sales	2,145	1,760
Acquisitions, net of cash and restricted cash acquired	(915)	—
Purchases of other investments	(14)	(70)
Settlement of derivative instruments	—	402
Other investing activities	(47)	19
Net cash provided by (used in) investing activities	(3,065)	(835)

Financing Activities
Repurchase of class A common stock	(6,338)	(5,309)
Repayments of debt	—	(2,250)
Dividends paid	(2,120)	(1,886)
Cash proceeds from issuance of class A common stock under equity plans	183	118
Restricted stock and performance-based shares settled in cash for taxes	(181)	(118)
Other financing activities	203	172
Net cash provided by (used in) financing activities	(8,253)	(9,273)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	124	828
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(3,042)	(1,249)

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	21,990	20,377
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$18,948	$19,128

Supplemental Disclosure
Cash paid for income taxes, net	$3,658	$2,635
Interest payments on debt	$261	$293
Accruals related to purchases of property, equipment and technology	$99	$148

8

Visa Quarterly Results of Operations (unaudited)

	Fiscal 2024 Quarter Ended		Fiscal 2023 Quarter Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(in millions)
Net revenue	$8,775	$8,634	$8,609	$8,123	$7,985

Operating Expenses
Personnel	1,603	1,479	1,498	1,481	1,515
Marketing	338	293	403	297	309
Network and processing	189	181	197	182	179
Professional fees	160	131	173	133	130
Depreciation and amortization	249	247	247	235	234
General and administrative	452	340	412	314	282
Litigation provision	430	9	129	457	—
Total operating expenses	3,421	2,680	3,059	3,099	2,649

Operating income	5,354	5,954	5,550	5,024	5,336

Non-operating Income (Expense)
Interest expense	(82)	(187)	(183)	(182)	(142)
Investment income (expense) and other	241	275	269	304	84
Total non-operating income (expense)	159	88	86	122	(58)

Income before income taxes	5,513	6,042	5,636	5,146	5,278
Income tax provision	850	1,152	955	990	1,021
Net income	$4,663	$4,890	$4,681	$4,156	$4,257

9

Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology, customer relationships and trade names acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. During the three and six months ended March 31, 2024, and six months ended March 31, 2023, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Lease consolidation costs. During the three and six months ended March 31, 2024, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as they do not reflect the underlying performance of our business.

10

Visa Non-GAAP Financial Measures (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended March 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,421	$159	$850	15.4%	$4,663	$2.29
(Gains) losses on equity investments, net	—	30	7		23	0.01
Amortization of acquired intangible assets	(43)	—	10		33	0.02
Acquisition-related costs	(26)	—	1		25	0.01
Litigation provision	(424)	—	95		329	0.16
Lease consolidation costs	(57)	—	13		44	0.02
Non-GAAP	$2,871	$189	$976	16.0%	$5,117	$2.51

	Six Months Ended March 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$6,101	$247	$2,002	17.3%	$9,553	$4.68
(Gains) losses on equity investments, net	—	26	6		20	0.01
Amortization of acquired intangible assets	(83)	—	19		64	0.03
Acquisition-related costs	(47)	—	2		45	0.02
Litigation provision	(424)	—	95		329	0.16
Lease consolidation costs	(57)	—	13		44	0.02
Non-GAAP	$5,490	$273	$2,137	17.5%	$10,055	$4.92

	Three Months Ended March 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,649	$(58)	$1,021	19.3%	$4,257	$2.03
(Gains) losses on equity investments, net	—	90	19		71	0.03
Amortization of acquired intangible assets	(46)	—	10		36	0.02
Acquisition-related costs	(22)	—	2		20	0.01
Non-GAAP	$2,581	$32	$1,052	19.4%	$4,384	$2.09

11

Visa Non-GAAP Financial Measures (unaudited) - continued

	Six Months Ended March 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$5,495	$(171)	$1,819	17.7%	$8,436	$4.02
(Gains) losses on equity investments, net	—	196	43		153	0.07
Amortization of acquired intangible assets	(89)	—	19		70	0.03
Acquisition-related costs	(45)	—	4		41	0.02
Litigation provision	(341)	—	76		265	0.13
Non-GAAP	$5,020	$25	$1,961	17.9%	$8,965	$4.27

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

12